                                                                    Exhibit 10.7


211 Second Avenue,
Waltham, MA 02154 USA
TL: 781.890.7117    FX: 781.890.7141



MARK A. FARBER
President




February 26, 1999


Dr. Emanuel Sachs
18 Moreland Avenue
Newton, MA 02459

Dear Ely:

Please acknowledge the following changes to our License and Consulting Agreement dated September 30, 1994:

     - Effective January 1, 1999, the consulting fee will be raised to $ [CONFIDENTIAL TREATMENT REQUESTED] /*/ per hour.
     - The Minimum Royalty, as specified in Exhibit B, will be changed for the year 1998 only from $ [CONFIDENTIAL TREATMENT REQUESTED] /*/ to [CONFIDENTIAL TREATMENT REQUESTED] /*/. The rest of the Minimum Royalty schedule will remain unchanged.

Please sign both copies of this letter and return one to me.

Sincerely,

/s/ Mark A. Farber
     President

/s/ Emanuel M. Sachs
----------------------------
Emanuel M. Sachs




/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    AGREEMENT

     This Agreement is made and entered into as of the 30th day of September, 1994, by and between Evergreen Solar, Inc., of 76 Ten Hills Road, Somerville, Massachusetts 02145 (hereinafter "EVERGREEN"), and Emanuel M. Sachs, of 18 Moreland Avenue, Newton, Massachusetts 02159 (hereinafter "SACHS").

                                   WITNESSETH

     WHEREAS, EVERGREEN is engaged in the development and marketing of products which incorporate ribbon technology, such as crystalline silicon photovoltaics and photovoltaic solar cells;

     WHEREAS, SACHS owns or has rights in and to certain patents, patent rights, know-how and technology relating to ribbon technology and is desirous of granting an exclusive license in and to all of such patents, patent rights, know-how and technology to EVERGREEN;

     WHEREAS, EVERGREEN desires to obtain a license under such patents, patent rights, know-how and technology upon the terms and conditions hereinafter set forth;

     WHEREAS, SACHS desires to provide consulting services to EVERGREEN in the area of ribbon technology;

     WHEREAS, EVERGREEN desires to purchase the consulting services of SACHS in accord with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, EVERGREEN and SACHS agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 "Licensed Patents" shall mean patents as set forth in EXHIBIT A of this Agreement.

     1.2 "Valid Claim" shall mean any issued claim of a Licensed Patent which has not lapsed or expired, or has not been determined invalid or unenforceable by a court of proper jurisdiction in an unappealed and unappealable decision.

     1.3 "Wafer" shall mean any ribbon substrate which would infringe a claim of a Licensed Patent.

     1.4 "Cell" shall mean a single Wafer which is processed to provide electrical output.

     1.5 "Module" shall mean a plurality of Cells which are connected with a common electrical output.

     1.6 "Integrated Product" shall mean any product which is sold as a unit by EVERGREEN and which incorporates a Wafer, Cell or Module as part of the unit.

     1.7 "Other Product" shall mean any product, other than a Wafer, Cell, Module or Integrated Product, which would infringe a claim of a Licensed Patent.

     1.8 "Technology" shall mean all technology, including knowledge, know-how, techniques, materials, products, trade secrets, data, methods, processes, inventions (whether or not patentable) and intellectual property rights in and to the Licensed Patents, and including, without limitation, ribbon technology, developed or otherwise owned by SACHS, which was developed, conceived, or written in connection with the inventions of the Licensed Patents and which otherwise aids in the practice of the inventions set forth in the Licensed Patents; and all technology developed, conceived, written, and made in connection with this Agreement.

     1.9 (A) "EVERGREEN Confidential Information" shall mean any information or Technology of a confidential or proprietary nature which is disclosed by EVERGREEN to SACHS or which is developed or licensed pursuant to this Agreement, including, but not limited to, all technical data, engineering information, computer programs, drawings, blueprints, descriptions, know-how, samples, marketing plans, business strategy, and financial projections. EVERGREEN Confidential Information shall not include any information or data which (i) is in or becomes part of the public domain by any means other than breach of obligations hereunder, (ii) was known by SACHS at the time of disclosure, or
(iii) is, at any time, disclosed to SACHS by a third party having right to disclose the same.

          (B) "SACHS Confidential Information" shall mean any information or Technology of a confidential or proprietary nature which is disclosed by SACHS to EVERGREEN and which is outside the scope of the consulting services to be provided by SACHS to EVERGREEN pursuant to Article IV of this Agreement, including, but not limited to, all technical data, engineering information, computer programs, drawings, blueprints, descriptions, know-how, samples, marketing plans, business strategy, and financial projections. SACHS Confidential Information shall not include any information or data which (i) is in or becomes part of the public domain by any means other than breach of obligations hereunder, (ii) was known by EVERGREEN at the time of disclosure, or
(iii) is, at any time, disclosed to EVERGREEN by a third party having right to disclose the same.

     1.10 "Kilowatt" shall mean the unit of measure of electrical output of a Cell or Module which is in a normal condition for sale by EVERGREEN; and shall be defined as the Direct Current Power Output, defined below, of such a Cell or Module under standard test conditions which include (i) 1000 watts per square meter of solar irradiance; (ii) an AM 1.5 spectrum; and (iii) a cell temperature of 25 degrees Centigrade. "Direct Current Power Output" shall mean the peak power output of such a Cell or Module, or the warranty power rating of such a Cell or Module, whichever is less.

     1.11 "Net Wafer Revenue" shall mean the sales price or the fair market value of any other consideration actually received by EVERGREEN from sales to EVERGREEN's customers of Wafers less any (i) amounts repaid or credited due to retroactive price reductions or due to rejections or returns, (ii) trade or quantity discounts allowed and taken, (iii) amounts written off as a result of retroactive price reductions, (iv) customs, duties, sales, use or similar taxes,
(v) freight and insurance charges, (vi) collection costs, and (vii) amounts discounted or owed from sales to, or licenses with, the United States Government.

     1.12 "Net Cell Revenue" shall mean the sales price or the fair market value of any other consideration actually received by EVERGREEN from sales to EVERGREEN's customers of Cells, less any amounts specified in Article 1.11(i)-(vii).

     1.13 "Net Module Revenue" shall mean the sales price or the fair market value of any other consideration actually received by EVERGREEN from sales to EVERGREEN's customers of Modules, less any amounts specified in Article 1.11(i)-(vii).

     1.14 (A) In the event that a Wafer is sold within an Integrated Product without a Cell, the Net Wafer Revenue shall mean the usual selling price of the Wafer when sold separately, less any amounts specified in Article 1.11(i)-(vii); or, in the absence of such usual selling price for such Wafer, shall correspond to the usual selling price of wafers sold separately by competitors of EVERGREEN which are of similar type, kind or utility as the Wafer, less any amounts specified in Article 1.11(i)-(vii).

          (B) In the event that a Cell is sold within an Integrated Product without a Module, the Net Cell Revenue shall mean the usual selling price of the Cell when sold separately, less any amounts specified in Article 1.11(i)-(vii); or, in the absence of such usual selling price for such Cell, shall correspond to the usual selling price of cells sold separately by competitors of EVERGREEN which are of similar type, kind or utility as the Cell, less any amounts specified in Article 1.11(i)-(vii).

          (C) In the event that the Module is sold within an Integrated Product, the Net Module Revenue shall mean the usual selling price of the Module when sold separately, less any amounts specified in Article 1.11(i)-(vii); or, in the absence of such usual selling price for such Module, shall correspond to the usual selling price of modules sold separately by competitors of EVERGREEN which are of similar type, kind or utility as the Module, less any amounts specified in Article 1.11(i)-(vii).

     1.15 "Net Other Product Revenue" shall correspond to the fair market value attributable to sales to EVERGREEN's customers of Other Products as the parties hereto agree in writing and after good faith negotiations, less any amounts specified in Article 1.11(i)-(vii); or, in the absence of such agreed-to value, the Net Other Product Revenue shall correspond to the respective valuation of technology within the Other Product and covered by the Licensed Patents to the overall valuation of the Other Product, less any amounts specified in Article 1.11(i)-(vii).

     1.16. "Protected Country" shall mean a country where the manufacture, sale or use of a Wafer, Cell, Module, Integrated Product or Other Product would infringe a Valid Claim of a Licensed Patent in that country.

     1.17 "Unprotected Country" shall mean a country where the manufacture, sale and use of a Wafer, Cell, Module, Integrated Product or Other Product would not infringe a Valid Claim of a Licensed Patent in that country.

                               ARTICLE II - GRANT

     SACHS hereby grants to EVERGREEN, its successors, assigns, and legal representatives, the irrevocable, except as provided herein, world-wide right and license in and to the Technology and the Licensed Patents, including the right to make, have made, use, lease, sub-license and sell Wafers, Cells, Modules, Integrated Products and Other Products and to enforce any of the patent rights of the Licensed Patents. Such license shall be exclusive, except for rights to the Licensed Patents held by the U.S. Department of Energy'(the "DOE") pursuant to the (i) Settlement Agreement, dated October 17, 1983, by and among the DOE, SACHS, Theodore F. Ciszek, Jeffery L. Hurd and Arthur D. Little and
(ii) two DOE contracts (nos. XW-1-1069-1 and ZB-3-03009-1).

                            ARTICLE III - ROYALTIES

     3.1 SACHS shall earn a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Wafer Revenue from Wafers made, used or sold by EVERGREEN in, or made or sold by EVERGREEN for delivery to Protected Countries, during the term of this Agreement. SACHS shall earn a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Wafer Revenue from Wafers made, used and sold by EVERGREEN in Unprotected Countries, during the term of this Agreement.

     3.2 For the first [CONFIDENTIAL TREATMENT REQUESTED]/*/ Kilowatts of combined electrical output of Cells, Modules and Integrated Products made, used or sold by EVERGREEN in, or made or sold by EVERGREEN for delivery to, Protected Countries and Unprotected Countries, SACHS shall earn royalties for such Cells, Modules and Integrated Products at the following rates:

          (A) For Cells, Modules and Integrated Products made, used or sold by EVERGREEN in, or made or sold by EVERGREEN for delivery to Protected Countries, SACHS shall earn royalties at the rate of:

               (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Cell Revenue; and

               (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Module
                    Revenue.

          (B) For Cells, Modules and Integrated Products made, used and sold by EVERGREEN in Unprotected Countries, SACHS shall earn royalties at the rate of:

               (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Cell Revenue; and

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Module
                    Revenue.

     3.3 After the first [CONFIDENTIAL TREATMENT REQUESTED]/*/ kilowatts of combined electrical output of Cells, Modules and Integrated Products made, used or sold by Evergreen in, or made or sold by EVERGREEN for delivery to, Protected Countries and Unprotected Countries, SACHS shall earn royalties for such Cells, Modules and Integrated Products at the following rates:

          (A) For Cells, Modules and Integrated Products made, used or sold by EVERGREEN in, or made or sold by EVERGREEN for deliver to, Protected Countries, SACHS shall earn royalties at the rate of:

               (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Cell Revenue; and

               (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Module
                    Revenue.

          (B) For Cells, Modules and Integrated Products made, used and sold by EVERGREEN in Unprotected Countries, SACHS shall earn royalties at the rate of:

               (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Cell Revenue; and

               (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Module
                    Revenue.

     3.4 SACHS shall earn a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Other Product Revenue from Other Products made, used or sold by EVERGREEN in, or made or sold by EVERGREEN for delivery to, Protected Countries, during the term of this Agreement. SACHS shall earn a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Net Other Product Revenue from Other Products made, used and sold by EVERGREEN in Unprotected Countries, during the term of this Agreement.

     3.5 Commencing in 1998, if the aggregate annual royalties paid or payable to SACHS under this Agreement for any 12-month calendar year (the "Measurement Year") are less than the amount set forth on EXHIBIT B hereto opposite such Measurement Year (the "Minimum Royalty"), EVERGREEN shall have the right and option to pay SACHS, within forty-five (45) days after the last day of the Measurement Year, the Minimum Royalty in lieu of the royalty payments otherwise paid or payable to SACHS under this Agreement for such Measurement Year, in which event EVERGREEN shall retain all of its rights and to the license granted by SACHS under this Agreement; provided, however, that if EVERGREEN fails, within forty-five (45) days after the last day of any Measurement Year to pay SACHS the greater of the Minimum Royalty or the royalty payments otherwise due under this Agreement for such Measurement Year, SACHS shall have the right to terminate this Agreement and all of the rights, privileges and license granted hereunder in accordance with Article VII, except that, in this instance only, this Agreement automatically shall terminate as of the last day of the cure period set forth in Section 7.2 of this Agreement if EVERGREEN fails to cure its nonpayment under this Section 3.5 within such cure period, without any requirement of arbitration.

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     3.6 Any royalties payable to SACHS under this Agreement shall be paid to SACHS by EVERGREEN within forty-five (45) days after the conclusion of the calendar-year quarter during which such royalties were earned. At the time of the payment of any royalties to SACHS, EVERGREEN also shall provide SACHS with an accounting of the sales of products upon which the royalties were based and all material costs associated with such sales, including, without limitation, all deductions pursuant to Section 1.11(i)-(vii). Any overdue royalty payments shall bear interest at a rate equal to the prime rate on the date such royalties were initially due. Any revenues earned on sales of covered products in foreign countries shall be converted to American dollars for purposes of calculating royalties due SACHS under this Agreement at the exchange rate in effect on the last day of the calendar-year quarter in which the foreign sales occurred.

     3.7 EVERGREEN may sublicense any of its rights and interests in and to this Agreement, including, without limitation, its rights and interests in and to the Licensed Patents and the Technology; and, in such event, SACHS shall earn royalties with respect to sales by EVERGREEN sublicensees of Wafers, Cells, Modules, Integrated Products and Other Products in accordance with this Article III, which shall be payable by EVERGREEN. Evergreen shall keep records of all transactions by its sublicensees with respect to Wafers, Cells, Modules, Integrated Products and Other Products, in accordance with Section 10.2 of this Agreement.

                    ARTICLE IV - CONSULTING SERVICES OF SACHS

     4.1 Simultaneously with the execution of this Agreement, EVERGREEN shall issue and sell to SACHS [CONFIDENTIAL TREATMENT REQUESTED]/*/ shares of Common Stock, par value $.01 per share, of EVERGREEN ("Common Stock") at a price of [CONFIDENTIAL TREATMENT REQUESTED]/*/ per share in connection with the consulting services of SACHS to be performed in accordance with Article 4.2. In connection with his purchase of Common Stock, SACHS has executed a Stock Restriction Agreement with EVERGREEN, of even date herewith (the "Stock Restriction Agreement") in substantially the form attached hereto as EXHIBIT C, and is subject to all terms and conditions therein.

     4.2 EVERGREEN shall have the right, but not the obligation, to demand the consulting services of SACHS; and SACHS shall be obligated, upon demand by EVERGREEN, to spend up to (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ hours during the first three-month period after October 1, 1994, (ii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ hours in each of the second, third, and fourth three-month periods after October 1, 1994, and (iii) [CONFIDENTIAL TREATMENT REQUESTED]/*/ hours in each of the three-month periods thereafter until March 31, 1997, to provide advice and consultation to EVERGREEN with respect to the design, development, enhancement, modification, pursuit and defense of the Technology, including without limitation the Licensed Patents, and marketing and manufacturing of Wafers, Cells, Modules, Integrated Products, Other Products and the Technology in accordance with EVERGREEN's reasonable requests.

     4.3 EVERGREEN shall pay SACHS [CONFIDENTIAL TREATMENT REQUESTED]/*/ per hour for every hour actually spent by SACHS to fulfill his obligations of
Article IV. Such pay shall be paid to SACHS on a monthly basis within 30 days of presentation to EVERGREEN of an invoice therefor with all necessary supporting documentation EVERGREEN shall reimburse SACHS for reasonable and necessary out-of-pocket expenses incurred by SACHS during the term of this

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Agreement in connection with his provision of consulting services hereunder (the "Expenses"), provided that such Expenses are properly deductible to EVERGREEN and accounted for in accordance with the requirements of the Internal Revenue Service; and provided also that Expenses shall not exceed $100 in any month unless authorized in advance and in writing by EVERGREEN.

     4.4 All research, technical data, and other information, discoveries, inventions or improvements thereto, designs, trademarks, formulas, products or plans conceived of or discovered by SACHS, whether solely or jointly with others during the course of and within the scope of the consulting services performed for EVERGREEN, including all technology directly relating to the Licensed Patents and whether or not such invention or improvement is made at the request or suggestion of EVERGREEN or in accordance with its plans and proposals, shall be the sole property of EVERGREEN, and, either during the course of such consulting services or thereafter, SACHS will promptly and fully disclose to EVERGREEN or its authorized representative, successors or assigns, all such inventions and improvements, and will execute and deliver to EVERGREEN, or its authorized representative, successors or assigns, all information, including written applications, diagrams, plans or other documents, as may be necessary or appropriate to patent, register, copyright, obtain, perfect, or explain any such research data and other information, discoveries, inventions or improvements thereto, formulas, designs, trademarks, products, or plans, and shall perform such other acts as are necessary to perfect title in and to EVERGREEN; provided that SACHS shall be compensated by EVERGREEN at the consulting rate set forth in this Article IV for SACHS' assistance with respect to patent preparation or prosecution.

     4.5 (A) In the event that, at any time during any three-month period ending on December 31, March 31, June 30 or September 30 of any year and occurring between the date of this Agreement and March 31, 1997 (individually, a "Consulting Period") (i) SACHS fails to perform consulting services in accord with the demands by EVERGREEN under Article IV of this Agreement, or (ii) SACHS fails to perform consulting services pursuant to Article IV in a competent and professional manner consistent with industry standards, EVERGREEN shall have the right and option (the "Purchase Option") to purchase from SACHS, for a sum of $.01 per share, and SACHS shall be required to sell to EVERGREEN at such price, [CONFIDENTIAL TREATMENT REQUESTED]/*/ shares of Common Stock for each such Consulting Period in which SACHS fails to perform required consulting services or fails to perform consulting services in a competent and professional manner consistent with industry standards, in accordance with Section 2 of the Stock Restriction Agreement.

          (B) If EVERGREEN determines at any time that SACHS' failure to perform required consulting services or SACHS' failure to perform consulting services in a competent and professional manner consistent with industry standards is reasonably likely to recur in future Consulting Periods, EVERGREEN, upon written notice to SACHS, may terminate this Agreement solely with respect to the provision of future consulting services by SACHS without terminating any other provisions of this Agreement, in which event SACHS shall be required to sell to EVERGREEN, at a price of $.01 per share, all shares of Common Stock that are still subject to the Purchase Option under the Stock Restriction Agreement with respect to all future

/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Consulting Periods; provided, however, that in the event that EVERGREEN's determination that SACHS' failure to perform required consulting services or SACHS' failure to perform consulting services in a competent and professional manner consistent with industry standards is reasonably likely to recur in future Consulting Periods is based on the death or "disability" (as defined in the Stock Restriction Agreement) of SACHS, the number of shares of Common Stock then subject to the Purchase Option for all future Consulting Periods shall be reduced by fifty percent (50%).

               ARTICLE V - REPRESENTATIONS, COVENANTS, WARRANTIES

     5.1 SACHS represents and warrants to the best of his knowledge that he has complied with all applicable laws with respect to the Licensed Patents and the Technology.

     5.2 SACHS represents and warrants that, except as is set forth on EXHIBIT D hereto, he has not previously entered into any material agreements or contracts of any kind with respect to or affecting the Licensed Patents or the Technology.

     5.3 SACHS represents and warrants to the best of his knowledge, but without additional investigation or patent search, that each of the Licensed Patents which has not lapsed are valid and enforceable, and that the practice of the inventions set forth in the Licensed Patents do not conflict with, breach or infringe any patent, copyright, trade secret, or other intellectual property right of any third party, except for any conflicts which may exist with respect to the agreements and contracts set forth on Exhibit D hereto.

     5.4 SACHS represents and warrants that he has disclosed or provided to EVERGREEN all material information, documents, memoranda, notes, correspondence and all other materials of any kind which are in his possession, or for which he controls access, or are known by him or should be known by him, relating to any claims or interests of any kind in and to the Licensed Patents and Technology (the "Materials"). EXHIBIT E summarizes the Materials.

     5.5 SACHS represents and warrants to the best of his knowledge that there are no actions, proceedings, litigation or claim of any kind currently pending or threatened with respect to the Licensed Patents or the Technology, and no existing grounds for any such claims.

     5.6 SACHS represents and warrants that he has full power and authority to undertake the obligations set forth in this Agreement, and that by entering into this Agreement and performing his obligations hereunder he will not violate or conflict with the terms or provisions of any other agreement to which he is a party or any other obligation by which he is bound.

                          ARTICLE VI - INDEMNIFICATION

     6.1 Except as limited in Article 6.2, SACHS shall indemnify and hold EVERGREEN and its stockholders, directors and officers harmless from any and all claims, actions, liabilities, losses, damages or expenses, including, without limitation, reasonable attorneys' fees, arising from (i) SACHS' breach of any of the representations, covenants, and warranties of Article V, or (ii) defaults by SACHS in making royalty payments to the Department of Energy. SACHS' obligations to indemnify EVERGREEN pursuant to this Article shall not survive the expiration of this Agreement in the ordinary course pursuant to Section 7.1, but shall survive any earlier termination of this Agreement.

     6.2 SACHS' aggregate liability under Article VI shall be limited to all royalties paid to or vested in SACHS pursuant to this Agreement, and to any and all future royalties, EVERGREEN stock and payments paid, owed to, or later accrued by or vested in SACHS in performance thereof; and EVERGREEN shall have the choice as to which of such royalties, stock, and payments shall be used as indemnification or as payment of such liability.

                               ARTICLE VII - TERM

     7.1 The term of this Agreement shall extend until the expiration of all of the claims of the Licensed Patents which have not lapsed or been determined invalid or unenforceable by a court of proper jurisdiction in an unappealed and unappealable decision.

     7.2 Should EVERGREEN fail in its remittance to SACHS of monies due in accordance with this Agreement, SACHS shall have the right to serve upon EVERGREEN, by certified mail at the address designated in ARTICLE X hereof, notice of SACHS' desire to terminate this Agreement. If within thirty (30) days after EVERGREEN's receipt of such notice, EVERGREEN shall not have paid all such monies asserted by SACHS to be due and payable, SACHS may institute arbitration proceedings in accordance with Article VIII of this Agreement seeking termination of the rights, privileges and license granted hereunder. This
Article 7.2 shall always take precedence over any breach or default referred to in Article 7.3.

     7.3 Upon any material breach or default of this Agreement by EVERGREEN, other than those occurrences set out in Article 7.2 hereinabove, SACHS shall have the right to serve upon EVERGREEN, by certified mail at the address designated in ARTICLE X hereof, notice of SACHS' desire to terminate this Agreement. If within sixty (60) days after EVERGREEN's receipt of such notice, EVERGREEN shall not have cured such breach(es), SACHS may institute arbitration proceedings in accordance with Article VIII of this Agreement seeking termination of the rights, privileges and license granted hereunder.

     7.4 In addition to any other remedy available to EVERGREEN under this Agreement or any applicable law, and without limiting in any respect any of EVERGREEN'S rights under Section 4.5 of this Agreement and Section 2 of the Stock Restriction Agreement, including, without limitation, its rights with respect to the, Purchase Option, in the event of any material breach of SACHS' warranties, covenants or representations set forth in this Agreement, EVERGREEN shall have the right to serve upon SACHS by certified mail at the address designated in ARTICLE X hereof, notice of EVERGREEN's desire to terminate this Agreement. If, within thirty (30) days after SACHS' receipt of such notice SACHS shall not have cured all such breaches, EVERGREEN may institute arbitration proceedings in accordance with Article VIII of this Agreement seeking termination of the rights, privileges and license granted hereunder. In the event that this Agreement is terminated pursuant to such arbitration proceedings, EVERGREEN shall be under no further obligation to pay to SACHS any future consulting payments or royalties whatsoever, and SACHS shall be required to sell all unvested shares of EVERGREEN Common Stock to EVERGREEN at a price of $.01 per share.

     7.5  Upon termination of this Agreement for any reason, among other things:
(i) nothing herein, except as limited in Section 7.4, shall be construed to release either party from any obligation that matured prior to the effective date of such termination, and (ii) EVERGREEN shall assign to SACHS any of EVERGREEN's right and interest in and to the Licensed Patents. In the event of any termination, EVERGREEN shall make good faith attempts to provide SACHS with technology which EVERGREEN does not intend to pursue or market so that SACHS can independently pursue such technology.

                           ARTICLE VIII - ARBITRATION

     8.1 All claims, disputes or controversies arising under, out of, or in connection with this Agreement, or any breach thereof, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts, or such other location as the parties may mutually agree, under the rules of the American Arbitration Association then obtaining, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided, however, that neither party shall be entitled to an award of punitive damages pursuant to any arbitration proceeding undertaken pursuant to this Section. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement.

     8.2 Notwithstanding Section 8.1, nothing in this Article shall be construed to waive any rights of timely performance of any obligations existing under this Agreement.

                 ARTICLE IX - PATENT ENFORCEMENT AND MAINTENANCE

     9.1 EVERGREEN shall maintain all patents of the Licensed Patents which have Valid Claims, except as limited in Article 9.2, and shall have all access and control of the patent files of the Licensed Patents at a law firm of EVERGREEN's choosing.

     9.2 EVERGREEN shall have the option to waive rights to any of the Licensed Patents, and shall provide three months prior written notice to SACHS if it does not intend to maintain further any of such Licensed Patents, or of any such maintenance fees, annual tax or other government fees which it does not intend to timely pay, in order to allow SACHS to decide whether to make such payments on his own behalf.

     9.3 In the event that either SACHS or EVERGREEN shall become informed of, or have reason to believe that, any patent included in the Licensed Patents is being infringed or potentially infringed by any unlicensed third-party, it shall promptly notify the other party in writing.

     9.4 EVERGREEN shall have the right, but not the obligation, to (i) bring suit or other necessary and appropriate legal action, including, without limitation, counterclaims and cross-claims (the "Infringement Action"), at EVERGREEN's own expense, joining SACHS as a party if necessary or desirable, to terminate or prevent the infringement or potential infringement of any patent included in the Licensed Patents, and (ii) to negotiate with the alleged infringer (the "Infringement Negotiation") and to effect such settlement consistent with the terms of this Agreement as EVERGREEN may deem proper. All proceeds of any award, settlement or judgment resulting from such Infringement Action or Infringement Negotiation (the "Recovery") shall be divided between EVERGREEN and SACHS as follows: EVERGREEN shall receive the aggregate amount of the Recovery, and shall pay to SACHS from such Recovery the amount that is equal to the royalties, if any, that SACHS would have received under this Agreement for sales of EVERGREEN products of similar type and in equivalent amounts to the sales of the infringing or allegedly infringing products from which the Recovery was derived. SACHS agrees to cooperate fully with EVERGREEN in providing documentation, witnesses and any other assistance reasonably required to bring about a favorable result with respect to any Infringement Action or Infringement Negotiation, and shall be paid by EVERGREEN for such cooperation at a rate equal to the consulting rate set forth in this Agreement. SACHS shall be kept fully informed by EVERGREEN or its representatives of all legal actions taken by EVERGREEN in connection with any Infringement Action or Infringement Negotiation. SACHS may be represented at any such legal proceedings by counsel selected and retained by SACHS at his sole direction and expense.

     9.5 EVERGREEN shall defend, at EVERGREEN's own expense, except as provided for in Article 6.1, and joining SACHS as a party if necessary or desirable, all suits and legal actions arising from the use, development, manufacture, and sale of the Technology; and EVERGREEN shall have the right to negotiate with the opposing party, and to effect such settlement consistent with the terms of this Agreement, as EVERGREEN may deem proper. SACHS agrees to cooperate fully with EVERGREEN in providing documentation, witnesses and any other assistance reasonably required to bring about a favorable result and shall be paid by EVERGREEN for such cooperation at a rate equal to the consulting rate set forth in this Agreement; and SACHS shall be kept fully informed by EVERGREEN or its representatives of all such legal proceedings taken by EVERGREEN. SACHS may be represented at such legal proceedings by counsel selected and retained by SACHS at his sole direction and expense.

     9.6 EVERGREEN shall have the right, but not the obligation, to file additional patent applications describing and claiming the Technology which EVERGREEN, in its sole discretion shall deem reasonably necessary to protect its rights, through an attorney of EVERGREEN's choosing, and in such event shall assume the timely payment of any and all maintenance fees, annual taxes or other government fees assessed as a condition of keeping such patent applications in full force and effect. In the event that SACHS is an inventor on such patent applications, EVERGREEN agrees to give SACHS three months prior written notice if it does not intend to prosecute or maintain further any of such patent applications, or of any such maintenance fees, annual tax or other government fees which it does not intend to timely pay, in order to allow SACHS to decide whether to make such payment on his own behalf.

                         ARTICLE X - GENERAL PROVISIONS

     10.1 The relationship of SACHS to EVERGREEN shall be that of an independent contractor; SACHS shall not be considered to have the status of an agent or employee under this Agreement, and shall not be entitled to participate in any benefits provided by EVERGREEN to its employees. SACHS shall have no authority to act for EVERGREEN or to bind it in any manner or thing, and shall not represent to any person or business entity that he has such authority. Nothing herein shall be construed to create any partnership, joint venture or similar relationship, or to subject the parties to any implied duties or obligations respecting the conduct of their affairs which are not expressly stated herein.

     10.2 EVERGREEN shall keep full accurate books of account containing all particulars that may be necessary for the purpose of showing the royalties payable to SACHS under this Agreement as aforesaid, including, without limitation, records of the manufacture, sale and use of any Wafers, Cells, Modules, Integrated Products or Other Products by Evergreen and any of its sublicensees. The books and the supporting data shall be kept at EVERGREEN's principal place of business, and the books and the supporting data shall be open at a reasonable time, once per year, for three (3) years following the end of the calendar year to which they pertain, to the inspection of SACHS and/or an independent certified public accountant retained or employed by SACHS and reasonably acceptable to EVERGREEN, for the purpose of verifying EVERGREEN's royalty statement or compliance in other respects with this Agreement. Auditing of EVERGREEN's books and supporting data by a representative of SACHS can occur during normal business hours upon fourteen (14) days' written request. All fees and expenses associated with any such audit shall be the sole responsibility of SACHS, except that if the results of an audit show a discrepancy in favor of the SACHS of more than five percent (5%) of the amount owed, all reasonable audit costs shall be borne in full by EVERGREEN.

     10.3 SACHS acknowledges and understands that EVERGREEN may become engaged in the development of additional products which may be competitive with Wafers, Cells, Modules, Integrated Products and Other Products; that EVERGREEN shall not be restricted in any manner from pursuing the development of such competitive products; that SACHS shall have no right to receive any compensation or royalties with respect to EVERGREEN's revenues therefrom, so long as the making, use, and sale of such products do not fall within the scope of any of the Valid Claims of the Licensed Patents.

     10.4 This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of the choice of law rules thereof, as if therein wholly to be performed, except that questions affecting the construction and effect of any foreign patent shall be determined by the law of the country in which the patent was granted. Nothing in this Article shall preclude either party from seeking preliminary or temporary injunctive relief from a court of competent jurisdiction.

     10.5 EVERGREEN may assign or otherwise transfer this Agreement, and the license granted hereby and the rights and obligations acquired hereunder, including, without limitation, such transfers caused (i) by operation of a merger of EVERGREEN with another company, or (ii) by the sale or liquidation of EVERGREEN's stock or assets, or (iii) by the transfer of an interest in this Agreement pursuant to a security agreement delivered by EVERGREEN with respect to its rights under this Agreement, without the prior consent of SACHS, so long as the assignee or transferee shall agree to the terms and conditions of this Agreement.

     10.6 Notices or other communications provided for in this Agreement shall be given in writing and shall be deemed effective on the date sent if sent to a party hereto by personal delivery, certified or first class mail, postage pre-paid, electronic facsimile transmission, or express overnight courier service, addressed to the party at its address below (or at another address as either party shall designate by written notice given to the other party):

          In the case of SACHS:
          Emanuel M. Sachs
          18 Moreland Avenue
          Newton, MA 02159

          In the case of EVERGREEN:
          Evergreen Solar, Inc.
          76 Ten Hills Road
          Somerville, Massachusetts 02145

     10.7 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     10.8 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of any remaining provisions hereof.

     10.9 In the event that any portion of this Agreement shall be reformed under any controlling body of law, such reformation shall not affect any other portion of the Agreement and the parties hereto agree to enforce all such other portions to the maximum extent possible.

     10.10 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     10.11 Until March 31, 1998, SACHS shall engage in no activity or ownership which conflicts with any interest of EVERGREEN associated with the making, using or selling of technology under the Licensed Patents. After March 31, 1998, for the term of this Agreement, SACHS shall disclose to EVERGREEN, and EVERGREEN shall have the option to license or purchase from SACHS, any intellectual property rights owned by SACHS and related to the Licensed Patents or the Technology but not covered by this Agreement, which option to license or purchase shall be exercisable by EVERGREEN by written notice to SACHS within six
(6) months after EVERGREEN's receipt of notice of such intellectual property, and shall be granted



/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

upon such reasonable terms and conditions as are determined by the parties through good faith negotiations undertaken after EVERGREEN's exercise of the option. The option granted to EVERGREEN pursuant to this Section shall be prior and superior to any rights in such intellectual property held or claimed by any party other than SACHS, and SACHS shall not sell, license, assign or otherwise encumber such intellectual property rights to any party other than EVERGREEN unless (i) EVERGREEN notifies SACHS in writing of its decision not to exercise its option to such intellectual property rights or (ii) EVERGREEN does not elect to exercise its option to the intellectual property rights within the six-month exercise period described in the immediately preceding sentence.

     10.12 All products sold by EVERGREEN which encompass technology or inventions covered by one or more of the Licensed Patents shall be marked with the patent numbers of such Licensed Patents.

     10.13 (A) SACHS hereby covenants to (i) maintain all EVERGREEN Confidential Information in confidence and not disclose same to any third party unless expressly authorized in writing by EVERGREEN or required to do so by court order or by law, in which case SACHS shall notify EVERGREEN in writing prior to making such disclosure; (ii) not use any EVERGREEN Confidential Information for his own benefit or for the benefit of any third party; and (iii) return all EVERGREEN Confidential Information to EVERGREEN, including all copies, summaries and extracts thereof, upon completion of assessment of the same for the purpose set forth above, or upon termination of this Agreement, or sooner, if requested, and shall, if requested by EVERGREEN, execute a certificate warranting that all such Proprietary Information has been returned to EVERGREEN in accordance with this Agreement.

           (B) EVERGREEN hereby covenants to (i) maintain all SACHS Confidential Information in confidence and not disclose same to any third party unless expressly authorized in writing by SACHS or required to do so by court order or by law, in which case EVERGREEN shall notify SACHS in writing prior to making such disclosure; (ii) not use any SACHS Confidential Information for its own benefit or for the benefit of any third party; and (iii) return all SACHS Confidential Information to SACHS, including all copies, summaries and extracts thereof, upon completion of assessment of the same for the purpose set forth above, or upon termination of this Agreement, or sooner, if requested, and shall, if requested by SACHS, execute a certificate warranting that all such Proprietary Information has been returned to SACHS in accordance with this Agreement.

     10.14 The parties hereto shall comply in all respects with all applicable laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      EVERGREEN SOLAR, INC.


                                      BY: /s/ Mark Farber
                                         ------------------------------
                                          Mark Farber, President


                                      BY: /s/ Emanuel M. Sachs
                                         ------------------------------
                                          Emanuel M. Sachs

                                    EXHIBIT A

                                LICENSED PATENTS

     U.S. Patent No. 4,689,109, entitled "String Stabilized Ribbon Growth a Method for Seeding Same," and any U.S. patent application, and foreign patents and patent applications based thereon.

     U.S. Patent No. 4,661,200, entitled "String Stabilized ribbon Growth; Solar Cell Substrates," and any U.S. patent application, and foreign patents and patent applications based thereon.

     U.S. Patent No. 4,627,887, entitled "Melt Dumping in String Stabilized Ribbon Growth; Crystallization," and any U.S. patent application, and foreign patents and patent applications based thereon.

     U.S. Patent No. 4,594,229, entitled "Apparatus for Melt Growth of Crystalline Semiconductor Sheets," and any U.S. patent application, and foreign patents and patent applications based thereon.

     Great Britain Patent No. 2135595. (Lapsed)
     Great Britain Patent No. 2135594. (Lapsed)
     Great Britain Patent No. 2067920. (Lapsed)
     Japanese Patent No. 90036560. (Lapsed)
     French Patent No. 2473072. (Lapsed)
     German Patent No. 3100245. (Lapsed)
     Israeli Patent No. 61852.
     Canadian Patent No. 1169336.
     Italian Patent No. 1143254. (Lapsed)
     Japanese Patent No. 56125297. (Lapsed)

                                    EXHIBIT B

                                Minimum Royalties
                                -----------------

          Measurement Year                                      Minimum Royalty
          ----------------                                      ---------------

[CONFIDENTIAL TREATMENT REQUESTED] /*/              [CONFIDENTIAL TREATMENT REQUESTED] /*/
[CONFIDENTIAL TREATMENT REQUESTED] /*/              [CONFIDENTIAL TREATMENT REQUESTED] /*/
[CONFIDENTIAL TREATMENT REQUESTED] /*/              [CONFIDENTIAL TREATMENT REQUESTED] /*/
[CONFIDENTIAL TREATMENT REQUESTED] /*/              [CONFIDENTIAL TREATMENT REQUESTED] /*/
[CONFIDENTIAL TREATMENT REQUESTED] /*/              [CONFIDENTIAL TREATMENT REQUESTED] /*/


/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   EXHIBIT C


                           STOCK RESTRICTION AGREEMENT


         AGREEMENT made as of the 30th day of September, 1994, between Evergreen Solar, Inc., a Delaware corporation (the "Company"), and Emanuel M. Sachs (the "Consultant").

                                   WITNESSETH:

         WHEREAS, contemporaneously herewith, the Company and the Consultant have entered into a license and consulting Agreement (the "Consulting Agreement");


         WHEREAS, in connection with the consulting services to be provided by the Consultant to the Company pursuant to the Consulting Agreement (the "Consulting Services"), the Company has previously issued and sold to the Consultant, and the Consultant has purchased from the Company, [CONFIDENTIAL TREATMENT REQUESTED]/*/ shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of [CONFIDENTIAL TREATMENT REQUESTED]/*/ per share;


         WHEREAS, a condition of the sale of the Shares is the execution and delivery of this Agreement by the Consultant.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. Restrictions. The Consultant agrees that the Shares shall be subject to the Purchase Option and other rights and obligations set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement and shall otherwise be subject to the terms and conditions set forth herein.

         2.       Purchase Option.


                  (a) In the event that, at any time during any three-month period ending on December 31, March 31, June 30 or September 30 of any year and occurring between the date of this Agreement and March 31, 1997 (each such three-month period is sometimes individually referred to hereinafter as a "Consulting Period"), (i) the Consultant fails to perform Consulting Services in accordance with the request of Evergreen pursuant to Article IV of the Consulting Agreement, or (ii) the Consultant fails to perform Consulting Services in a competent and professional manner consistent with industry standards, the Company shall have the right and option (the "Purchase Option") to purchase from the Consultant, at a price of $.01 per share (the "Option Price"), [CONFIDENTIAL TREATMENT REQUESTED]/*/ Shares of Common Stock of the Company for each such Consulting Period that the Consultant fails to perform required Consulting Services or fails to perform Consulting Services in a competent and professional manner consistent with industry standards.


                  (b) If the Company determines at any time that the Consultant's failure to perform required Consulting Services or the Consultant's failure to perform Consulting Services in a competent and professional manner consistent with industry standards is reasonably likely to recur in future Consulting Periods, the Company, upon written notice to the Consultant, may



/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

terminate the Consulting Agreement solely with respect to the provision of future Consulting Services by the Consultant without terminating any other provisions of the Consulting Agreement, in which event the Consultant shall be required to sell to the Company, at a price of $.01 per share all Shares of Common Stock that are still subject to the Purchase option under this Agreement with respect to all future Consulting Periods; provided, however, that in the event that the Company's determination that the Consultant's failure to provide required Consulting Services or the Consultant's failure to perform Consulting Services in a competent and professional manner consistent with industry standards is reasonably likely to recur in future Consulting Periods is based on the death or disability of the Consultant, the number of Shares then subject to the Purchase Option for all future Consulting Periods shall be reduced by fifty percent (50%). As used in the immediately preceding sentence, "disability" shall mean the inability of the Consultant, due to a medical reason, to carry out his duties as a consultant for the Company for a period of six consecutive months.



                  (c) In addition to and without limiting any other rights available to the Company under this Agreement or any applicable law, including, without limitation, the Company's rights under Section 2 with respect to the Purchase Option, in accordance with Section 7.4 of the Consulting Agreement, in the event of any material breach by the Consultant of any of the warranties, covenants or representations set forth in the Consulting Agreement, the Company shall have the right to serve upon the Consultant by certified mail at the address designated herein notice of the Company's desire to terminate the Consulting Agreement. If, within thirty (30) days after the Consultant's receipt of such notice the Consultant shall not have cured all such breaches, the Company may institute arbitration proceedings in accordance with Article VIII of the Consulting Agreement, seeking termination of the rights, privileges and license granted thereunder. In the event that this Agreement is terminated pursuant to such arbitration proceedings, the Company shall be under no further obligation to pay to the Consultant any future consulting payments or royalties whatsoever, and the Consultant shall be required to sell shares of Common Stock which are still subject to the Purchase Option under this Agreement with respect to future Consulting Periods to the Company at a price of $.01 per share.


                  (d) The failure of the Company with respect to any one or more Consulting Periods in which the Consultant fails to provide required Consulting Services or fails to perform Consulting Services in a competent and professional manner consistent with industry standards to exercise the Purchase Option pursuant to this Section 2 of this Agreement so as to require the Consultant to sell Shares of Common Stock to the Company, shall not preclude the Company from exercising the Purchase Option at any time during any one or more future Consulting Periods.

         3. Exercise of Purchase Option, other Share Purchases and Closing.

                  (a) The Company may exercise the Purchase Option in accordance with Section 2 of this Agreement during any one or more Consulting Periods by delivering or mailing to the Consultant (or his estate), in accordance with
Section 13, written notice of exercise within 30 days after the conclusion of the applicable Consulting Period.



/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  (b) Within 10 days after the Consultant's receipt from the Company of a notice of exercise of Purchase Option pursuant to Section 2 above, the Consultant (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares to be purchased, duly endorsed in blank by the Consultant or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of Shares to the Company. The Company shall, upon its receipt of such Shares, deliver or mail to the Consultant a check in the amount of the aggregate Option Price therefor.

                  (c) After any date or dates on which any Shares are required to be sold and delivered to the Company pursuant to Section 2 above, the Company shall not pay any dividend to the Consultant on account of such Shares or permit the Consultant to exercise any of the privileges or rights of a stockholder with respect to such Shares.

                  (d) The Option Price and any other purchase price under
Section 2 may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Consultant to the Company or in cash (by check), or both.

                  (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option during any one or more Consulting Periods, and any fraction of a Share resulting from a computation made pursuant to
Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         4.       Restrictions on Transfer.

                  (a) Unvested Shares. Except as otherwise specified in subjection 4(c) below, the Consultant shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the Purchase Option.

                  (b) Vested Shares; Right of First Refusal. Except as otherwise specified in subjection 4(c) below, the Consultant shall not transfer any of the Shares no longer subject to the Purchase Option, or any interest therein, except by a transfer which meets the following requirements:

                           (i) If the  Consultant  proposes to transfer any such
Shares (the "Offered Shares"), then the Consultant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of Offered Shares, the price per share and all other material terms and conditions of the transfer.

                           (ii) The Company shall have the right, exercisable by
written notice to the Consultant, within forty-five [45] days following the Company's receipt of Transfer Notice, to purchase all but not less than all of the Offered Shares at a purchase price equal to the price per share set forth in the Transfer Notice.

                           (iii) If the Company  elects to acquire  all, but not
less than all, of the Offered Shares, the Company shall so notify the Consultant and settlement shall be made at the principal office of the Company in cash within ninety [90] days after the Company receives the Transfer Notice; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company shall pay for the Offered Shares on the same terms and conditions set forth in the Transfer Notice.

                           (iv) If the Company  does not elect to acquire all of
the Offered Shares, the Consultant may, within the 90-day period following the termination of the Company's option to acquire the Offered Shares, transfer the Offered Shares to the proposed transferee or any other purchaser, provided that such sale shall not be on terms and conditions more favorable to the purchase than those contained in the Transfer Notice. Notwithstanding any of the foregoing, all Offered Shares transferred pursuant to this subsection 4(b) shall be subject to the provisions of this subsection 4(b) in the same manner and to the same extent as before such transfer.

                  (c) The following transactions shall be exempt from the provisions of this Section 4:

                           (i) The  Consultant's  transfer  of any or all of his
shares either during his lifetime or upon his death by will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively one or more of the Consultant and a member or members of the Consultant's immediate family, except any such transfers made pursuant to any divorce or separation proceedings or settlement. As used in the immediately preceding sentence, "Immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the shareholder making the transfer; or

                           (ii) A transfer to the guardian or conservator of the
Consultant;

provided, however, that in any such case, the transferee or other recipient shall receive and hold such stock subject to the provisions of this Agreement, and there shall be no further transfer of such stock except in accordance with this Agreement.

                  (d) Any sale or transfer, or purported sale or transfer, of Shares shall be null and void unless the terms, conditions and provisions of this Section 4 are strictly observed and followed.

                  (e) The rights of first refusal set forth in this Section 4 shall terminate upon either of the following dates, whichever shall first occur:

                           (i) Upon the  closing of the first  bona fide  firmly
underwritten public offering of securities of the Company which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than an offering registered on Form S-4, Form S-8 or any successor forms) that results in net proceeds to the Company (aggregate sales price to the public less underwriters' discounts) of at least $15,000,000 with a net sales price per share (gross sales price per share to the public less underwriters' discounts) of not less than $10.00 (as adjusted for stock splits, stock dividends, recapitalization and similar events); or

                           (ii) upon the sale of all or substantially all of the
shares or business of the Company, by merger, consolidation, sale of assets or otherwise.

                  (f) The rights of first refusal set forth in this Section 4 may be transferred by the Company without the consent of the Consultant or any transferee of Shares from the Consultant.

         5. Lock-Up Agreement. The Consultant agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, the Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 270 days or such longer period of time as the Board of Directors of the Company may determine; provided, however, that the Consultant shall only be bound for such period as all of the Company's directors and officers also agree to be bound.

         6. Restrictive Legend. All certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "The shares of stock represented by this certificate are subject to restrictions set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         7. Adjustments for Stock Splits, Stock Dividends, etc.

                           (a) If from time to time while the Shares are subject
to the Purchase Option or restrictions on transfer set forth herein there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Consultant is entitled by reason of his ownership of the Shares shall be immediately subject to such Purchase Option and restrictions on transfer in the same manner and to the same extent as the Shares and the price payable to the Consultant upon exercise of the Purchase Option shall be appropriately adjusted.

                           (b) If the Shares  are  converted  into or  exchanged
for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

         8. Spousal Consent. If requested by the Company, this Agreement is being delivered by the Consultant along with a Spousal Consent in the form attached hereto as Exhibit 1, executed by the Consultant's spouse.

         9. Severability. This invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         10. Waiver; Amendment. No provision of this Agreement shall be waived or amended, either generally or in any particular instance, except in a writing signed by the Company and the Consultant.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Consultant and their respective heirs, executors, administrators, legal representative, successors and assigns. No transfer of any of the Shares shall be effective unless the transferee first agrees in writing to all of the terms hereof.

         12. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Consultant any right to be retained, in any position, as an employee of the Company.

         13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery by Federal Express or other recognized overnight delivery service or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party hereto at the address shown beneath his or its representative signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

         14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

         16. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EVERGREEN SOLAR, INC.


                              By: /s/ Mark Farber
                                  ----------------------------------------
                                      Mark Farber, President

                              Address: 76 Ten Hills Road
                                       Somerville, Massachusetts 02145


                              CONSULTANT


                              /s/ Emanuel M. Sachs
                              --------------------------------------------
                                  Emanuel M. Sachs

                              Address: 18 Moreland Avenue
                                       Newton, Massachusetts 02159

                                                                       EXHIBIT 1


                               CONSENT OF SPOUSE

     I, CYNTHIA N. DAVID SACHS, spouse of Emanuel M. Sachs ("my spouse"), acknowledge that I have read the Certificate of Incorporation, as amended, of Evergreen Solar, Inc., a Delaware corporation (the "Company") and the Stock Restriction Agreement of even date herewith between my spouse and the Company and that I know the contents of such instruments.

     I am aware that pursuant to such instruments, restrictions are imposed upon the transfer of Stock of the Company of which I may become possessed and that such Stock may under certain circumstances be repurchased by the Company or other parties. I hereby agree that my interest, if any, in the Stock subject to such instruments shall be irrevocably bound by the terms of such instruments.

     EXECUTED as of the 30 day of September, 1994.

                                             /s/ Cynthia N. David Sachs
                                        ----------------------------------------
                                        Cynthia N. David Sachs

                                    EXHIBIT D

                            AGREEMENTS AND CONTRACTS

     1. Agreement, dated March 1, 1980, between SACHS and Arthur D. Little, Inc. ("Little"), as amended by a letter agreement dated November 20, 1987, and termination letter from SACHS to Little, dated September 12, 1994.

     2. Settlement Agreement, dated October 17, 1983, among Theodore F. Ciszek, Jeffery L. Hurd, SACHS, Little and the United States Department of Energy.

     3. Agreement, dated July 8, 1985, between Solarex Corporation ("Solarex"), SACHS and Little, and termination letter from Solarex to Little and SACHS, dated March 12,1986.

     4. Contract no. XW-1-1069-1 and contract no. ZB-3-03009-1, each between Little and the United States Department of Energy, and associated patent waiver documents.

     5. Memorandum of Agreement, dated June 6, 1977, between SACHS and Mobil Tyco Solar Energy Corporation.

     6. Treatment of Confidential Information, dated June 6, 1977, between SACHS and Mobil Tyco Solar Energy Corporation.

     7. Acknowledgment of obligations with respect to the treatment of confidential information of Mobil Tyco Solar Energy Corporation, dated June 6, 1977, executed by SACHS.

     8. Consultant's Agreement, dated August 1, 1979, between SACHS and Mobil Tyco Solar Energy Corporation.

     9. Consulting letter agreement, dated March 4, 1980, between SACHS and Little, as renewed, amended and/or clarified by subsequent letter agreements dated March 2, 1981, February 18, 1982, January 18, 1983, July 13, 1983, May 22,
1984, June 4, 1984, July 24, 1985, October 15, 1985, January 21, 1986 and
September 4, 1986.

                                    EXHIBIT E
            SUMMARY OF MATERIAL DOCUMENTS, MEMORANDA AND INFORMATION

                                                                         Box # 1
                                                                         -------

                                  SACHS' FILES

  File No.                          Description
  -------                           -----------

1.1            Interference: Dermatis background and negotiations.

1.2            Interference: Dermatis file wrapper.

1.3            Interference: Motions, decisions.

               Note: 1.1 and 1.2 discuss the Dermatis interference wherein
               Dermatis apparently in the end decided to drop any interference
               (besides the assertions that the two patents were substantially different, Dermatis was actually charged with fraud). 1.3 shows that
               Ciszek joined in what became a 3-way interference until Dermatis dropped out.

1.4            Interference: Prior art, patents and literature.

1.5            A NASA tech. brief - no label on this folder.

1.6            Interference:  Sachs proofs and tech. memos - contains a memo by Sachs on the difference between ESR and web growth and an affidavit by Prof. D. Adler that Sachs discussed this idea on or
                              before July 11, 1979.

1.7            Interference:  Declaration, correspondence, preliminary statement, correspondence re: Dermatis and Ciszek interference.

1.8            Interference:  Sachs vs. Ciszek - some notes from Surek (includes notes re:
                              Surek's earlier conversations), a memo of the chronology.

1.9            Interference:  Motions, Sachs vs. Ciszek - Sachs suggests fraud because SERI had confidential information on ESR before SERI filed.

1.10           Interference:  SERI, lit, etc. - excellent collection of Ciszek papers on edge supported growth.

1.11           Interference:  Ciszek file wrapper.


1.12           Interference:  Settlement includes copy of final settlement document with signatures. Confidential memo from Surek to his superiors.
                              Contains a copy of EXHIBIT A in the settlement agreement.

1.13           Further notes on Ciszek interference.

1.14           General correspondence on the interference - letters from Pandiscio requesting copies of the interference (apparently initially denied), notes from Sachs' notebook, letter indicating the Ciszek interference is dissolved. Incomplete record of Mobil inquiry.

1.15           Exhibits for the Sachs-Ciszek interference - the original SERI REP, the
               ADL/SACHS PROPOSAL, copies of the Ciszek papers.

1.16 Ciszek vs. Sachs, Interference #100,758 - look like the original documents - Ciszek's oppositions to Sachs motions.

1.17           Ciszek vs. Sachs, Interference #100,758 - look like the original documents - Sachs Response to the oppositions of the Party Ciszek et
               al.

1.18 Application and progress reports from Sachs to Hertz Foundation in 1979. Indicates Sachs' first PV research interest was bulk silicon slicing.

                                                                                             Box # 2
                                                                                             -------

2.1            Patent communications - background on patents in general and on film processor patent (not included in Evergreen license).

2.2            Sachs patents issued - copy of U.K. patent "String Stabilized Ribbon Growth of Crystals" - No. 2,067,920A.

2.3            Solar Patent #1 - Correspondence of the patent office in the basic patent
               No. 4,661,200 - original and copies of the patent letter explaining that
               Sachs is paying for this application himself, that he conceived of the idea in the summer of 1979, and that he was a graduate student under
               D. Adler and had to move his experiment to ADL where they had better facilities, etc.

2.4            Public laws and government regulations.

2.5            Bills - patent.

2.6            First solar patent search.


2.7            Solar patents - performance value?

2.8            Melt dumping - original patents and data on this patent No. 4,627,887

2.9            Seeding patent - copy - not the original, No. 4,689,109.

2.10           Ciszek Patent - copy of this patent No. 4,594,229, issued 6/10/86.
               Assigned to E.M. Sachs.

2.11           Composite strings - patent application - initially rejected by the patent office and decided not to try further on it.

2.12           Diffusion length/laser scanner patent application - apparently rejected.

2.13 SERI/DOE - contains: listing of all patent information re: the government and patent status - including Mobil.

2.14           Miscellaneous.

                                                                                             Box # 3
                                                                                             -------

3.1            Presentation.

3.2            Contacts.

3.3            Licensing - business development efforts.

3.4 Licensing - much material on Toshiba interaction, including Toshiba option agreement that was never signed.

3.5            Graphics - many useful photos, original ADL brochure.

3.6            SERI - Year 1 - contains a useful report.

3.7            SERI - Year 2 (83) - RFP, proposal, contract.

3.8            SERI - Year 2 - reports to SERI.

3.9            SERI - Patent waiver - Year 2.

3.10           Business plan - ESR Inc.

3.11           SERI - 9/81 - 10/82, patent waiver Year 1.

3.12           SSG - Publicity.

3.13           SERI - 9/81 - 10/82, RFP, proposal, contract, correspondence.


3.14           SERI - correspondence re: publications.

3.15           SERI - patent disclosures re: waiver - important disclosures, including storing materials, radiation shields.

3.16 Mislabeled: RFP's, proposals, SERI patent correspondence. Actually contains SBIR information for 1983 almost totally.

3.17           JPL Year 3 proposal - letter to Prince, DOE, telling of settling of the patent interference issue.

               Note: It is clear that Box 3 does not contain a complete record of the
               SERI patent waivers.

                       SOME KEY PERSONNEL IN SACHS' FILES

1. TED CISZEK - Scientist at National Renewable Energy Lab (NREL) [Formerly called Solar Energy Research Institute - SERI].

2.   S. DERMATIS - Scientist originally at Westinghouse.

3. TOM SUREK - Scientist/Manager at NREL for the past 16 years. Prior to that, was at Mobil-Tyco (this became Mobil-Solar) for several years.

4.   PROF. DAVID ADLER - Sachs' Ph.D. advisor at MIT.

5.   NICK PANDISCIO Mobil Solar's patent counsel.